AMENDMENT NO. 2

     This AMENDMENT NO. 2 (this "Amendment"), dated May 14,1998 (the "Amendment Effective Date"), by and among Tel-Save, Inc. ("TS"), a Pennsylvania corporation, and Tel-Save Holdings, Inc. ("Holdings"), a Delaware corporation, with their principal offices at 6805 Route 202, New Hope, Pennsylvania 18938, on the one hand, and America Online, Inc., a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), on the other hand (each a "party" and, collectively, the "parties").

     WHEREAS, TS, Holdings and AOL are parties to the Telecommunications Marketing Agreement, dated as of February 22, 1997, as heretofore corrected and amended by letter, dated April 23, 1997, and amended by an Amendment No. 1, dated as of January 25, 1998 (as so corrected and amended to the date hereof, but without giving effect to this Amendment, the "Agreement"); capitalized terms used in this Amendment without other definition are defined as in the Agreement.

     WHEREAS, the parties to the Agreement wish to make certain changes therein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     A.   Extension Warrant to AOL

     1. Upon AOL's execution and delivery of this Amendment, TS shall issue and deliver to AOL a warrant to purchase 1,000,000 shares of Holdings Common Stock at an exercise price per share equal to $22.25, which warrant shall be in the form of Appendix A to this Amendment. This new warrant shall be a "Warrant" for all purposes of the Warrantholder and Stockholders Agreement.

     B. Agreement Amendments. The Agreement is amended as follows, effective as of the Amendment Effective Date:

     1. The references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof') shall be deemed to be references to the Agreement as amended by this Amendment.

     2. Section I.A.41. of the Agreement is hereby amended to substitute a reference to "June 30, 2001 (June 30, 2000 with respect to the parties' rights and obligations hereunder regarding Local Telecommunications Services and Commercial Mobile Communications Services)" for the reference to "June 30, 2000" therein.


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     3.   Section III.A.1(c) of the Agreement is amended to read in its entirety as follows:

     "(c) Notwithstanding anything to the contrary in this Agreement, the parties agree that, commencing May 15, 1998 and ending August 14, 1998, AOL shall provide the marketing and promotions set forth in Schedule X to this Agreement."

          and the Agreement is amended to add as Schedule X thereto the Schedule X attached to this Amendment.

     4. Section III.A.1. of the Agreement is amended to add the following new subsection:

     "(g) Notwithstanding anything to the contrary herein:

               "(i) Section III.A.1(f) of this Agreement shall apply in connection with all marketing efforts in connection with the Services, including any * * * efforts directed to subscribers to the AOL Service that may be provided under this Agreement.

               "(ii) TS shall not contract formally or informally with or otherwise make payments to vendors in connection with * * * in connection with the Services. Except as otherwise agreed by AOL, AOL shall retain sole oversight and control over such vendors' * * * efforts, including any remote or on-site monitoring.

               "(iii) All AOL Service subscriber identity information necessary to perform any * * * efforts in connection with the Services shall be provided to the * * * vendor by AOL and shall not be disclosed to TS, and TS shall not purposefully examine or take possession of any such information or otherwise encourage any vendor or other party to disclose such information, in each case in a manner inconsistent with AOL's privacy policies (other than by virtue of TS's contact with any such subscriber after such subscriber becomes an End User).

               "(iv) All marketing activities by TS in connection with the Services shall be performed, and any subscriber information obtained by TS in connection with the Agreement shall be handled in accordance with applicable laws and regulations and in compliance with AOL's policies, including, without limitation, AOL's privacy policies and AOL's * * * procedures and guidelines.

     5. Section V.B. of the Agreement is amended to add the following new subsections:

          "7. Commencing with April 1, 1998 and so long as AOL shall be providing the marketing and promotions described in Schedule X hereto (including from and after August 14, 1998, as AOL may elect), TS shall pay to AOL the amount of $20 for each Qualified End User who subscribes to the Long Distance Telecommunications Services, whether through the marketing described on Schedule X or otherwise, after such commencement date, which amounts will be paid, with respect to any month, on or before the last day of the next succeeding month."


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



          "8. TS shall, upon AOL's request, (a) permit AOL to monitor TS's compliance with the provisions of Section III.A.l.g hereof and (b) provide to AOL reports, detailing Gross Revenues, Actual Services Costs, Pre-Tax Profit, the gross numbers of End Users and Qualified End Users, the gross numbers of Qualified End Users since the end of the prior quarter and net End Users from the end of the prior period. At AOL's request, given reasonably in advance, TS shall provide the foregoing information at a frequency of no more than once every two weeks with respect to End User information and no more than once every 45 days with respect to Gross Revenues, Actual Services Costs and Pre-Tax Profit. In addition, TS shall provide the foregoing information with-respect to any quarter within 15 days following the end of such quarter and will provide information regarding Qualified End Users who subscribed during the last month of any calendar quarter and became End Users within 35 days after the last day of such month. AOL has the right to inspect TS's records with respect to the use and treatment of all subscriber information in accordance with the procedures set forth in Section V.13.4."

     6. The second sentence of Section VII.A.5 is amended to substitute a reference to "solely through AOL or AOL's agents" for the reference to "directly or indirectly through a third party on its behalf."

     7. Section X.B.2. of the Agreement is amended to provide that the reference to "each of the first two Extension Periods" shall be deleted and replaced with a reference to "the first Extension Period" and to the extent required to reflect that there will be only one (1) "Additional Warrant".

     8. Section X.C.1.c. of the Agreement is deleted in its entirety and replaced with the following:

     "c. * * *

     9. Section X.D.4. of the Agreement is amended to replace the reference therein to "June 30, 2000" with a reference to "June 30, 2001".

     10.  * * *


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     C.   Amendment of Other Documents.

     1. Upon effectiveness of this Amendment, the Warrant to Purchase Common Stock of Tel-Save Holdings, Inc, dated as of February 22, 1997, No. W-AOL-1 (the "Base Warrant"), and the Supplemental Warrant shall be amended to read in their entireties as set forth in Appendices B-1 and B-2, respectively, to this Amendment.

     D.   Miscellaneous.

     This Amendment does not, and shall not be construed to, modify any term or condition of the Agreement (including, without limitation, any payment obligations under the Agreement) other than those specific terms and conditions expressly referenced in this Amendment. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment, the terms and conditions set forth in this Amendment shall control. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision that is different from or in addition to the provisions of this Amendment and the Agreement (whether or not it would materially alter this Amendment or the Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing in accordance with the terms of the Agreement. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Amendment shall be governed by the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.




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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed on their behalf as of the Amendment Effective Date.

                                                 AMERICA ONLINE, INC.

                                                 By:      /s/  David M. Colburn
                                                    ----------------------------
                                                 Name: David M. Colburn
                                                 Title: Senior Vice President

                                                 TEL-SAVE, INC.

                                                 By:      /s/  Daniel Borislow
                                                    ----------------------------
                                                     Name:    Daniel Borislow
                                                     Title:   Chairman & CEO

                                                 TEL-SAVE HOLDINGS, INC.

                                                 By:      /s/  Daniel Borislow
                                                    ----------------------------
                                                     Name:    Daniel Borislow
                                                     Title:   Chairman & CEO




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                                   SCHEDULE X

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